Exhibit 10.1
Certain identified information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the company if publicly disclosed
                                                        (INDIV/COMPANY/LLP & 1P/3

CASH DEPOSIT AGREEMENT

To: OCBC BANK (MALAYSIA) BERHAD (Company No. 199401009721 / 295400-W) (“the
Bank”)

In consideration of the Bank (which expression shall include any persons deriving title thereunder and its successors-in-title) agreeing at my/our request to open or continue an account with the Bank or granting or making available or continuing to grant or make available or having granted or made available advances, loans, banking or other facilities or accommodation or granting any time in such manner, to such an extent and for so long as the Bank may at its absolute discretion deem fit to the party(ies) whose name(s) and address(es) is/are set out in Section 2 of the Schedule hereto (hereinafter called “the Borrower”), I/we the undersigned whose name(s) and details is/are set out and described as “the Depositor” in the Execution Page hereto (hereinafter called “the Depositor”) hereby agree and covenant with the Bank as follows:-

1.The Depositor has deposited or has agreed to deposit all or such sums of moneys and/or to place all or such amounts of investments in the account(s) described in Section 3 of the Schedule with the Bank at any place of business of the Bank from time to time in whatever currency (“Account(s)” which term, in the case of structured investments, shall refer to the investment amount, contract number(s) or any other reference number identifying the investment). All such sum or sums and investments are referred in this Agreement to the extent of the Indebtedness (defined below) owing by Orifast Solutions Sdn. Bhd (“YBS”) under and pursuant to Letter Offer dated 19th July 2023 (“YBS Loan”) as "the Deposit" which expression shall include any other sum or sums or investments in whatever currency which are from time to time deposited, invested, placed or to be placed by the Depositor with the Bank in the Account(s) or in any other accounts(s) and shall include proceeds from matured or early terminated investments, reinvested into investments or deposited into fixed deposits or savings accounts or other types of account by way of addition, renewal, replacement or reinvestment, together with all interest, returns, yield or whatsoever gains accruing from time to time in respect of such sums. Notwithstanding anything to the contrary herein, any sum which has been deposited with the Bank in the Account(s) in excess of Indebtedness is unrestricted and does not fall under this Agreement. For additional clarity, the term “Deposit” excludes any cash or proceeds which the Depositor may choose to place in the Bank which is greater than the Indebtedness.

2.The Deposit is charged to the Bank by way of first fixed charge as a continuing security for the discharge and satisfaction of all money and liabilities, present or future, actual or contingent (including liabilities as surety or guarantor), for which the Borrower is now or may at any time or times after this date be indebted or liable to the Bank on any account or in any manner whatsoever and whether alone or jointly with YBS for the YBS Loan (the aggregate of such money and liabilities being referred to below as "the Indebtedness" which expression shall include the whole or any part thereof and any other sum payable or covenanted to be paid by the Borrower and/or the Depositor under this Agreement).

3.The Deposit will be placed in an interest-bearing account with an interest rate on par with loan rate as per the YBS Loan and in accordance with the Product Terms for the Deposit. The interest earned from the Deposit can be withdrawn by the Depositor with written request and subject to the Bank’s approval, which shall not be withheld if there is sufficient collateral in the Deposit for the YBS loan.

4.The Depositor irrevocably and unconditionally agrees and covenants with the Bank that as long as there is any Indebtedness outstanding (notwithstanding any intermediate payment or settlement of account) or capable of arising:

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

1

Exhibit 10.1
(a)the Depositor shall not without the prior written consent of the Bank, withdraw or request for repayment of the whole or any part of the Deposit, provided that notwithstanding the forgoing the Depositor may prepay the Indebtedness without any penalty;
(b)all interest dividend profit or other payment howsoever derived from or accruing in respect of the Deposit can be withdrawn by the Depositor with written request and subject to the Bank’s approval provided that the Bank is not permitted to deny the request in the event that the Deposit is in line with the extent of indebtedness of the YBS Loan;
(c)the Depositor shall not, other than this security, create, attempt to create, or permit to subsist any security interest on or over the Deposit or any part of it;
(d)the Depositor shall not sell, assign, transfer or otherwise deal with the Deposit or any part of it, nor attempt so to do;
(e)at the Depositor's own cost and expense do all such acts, deeds and things including, but not limited to, the execution or signing of all such endorsements, transfers, assignments, assurances and documents and giving of all such notices as the Bank may require for the perfection, continuance or enforcement of this security;
(f)the Depositor shall maintain, in respect of the Deposit, such margin of security in relation to the Indebtedness as may from time to time be required by the Bank, by the deposit immediately on demand by the Bank of additional sums into the Account(s) provided that in no way shall the amount exceed the extent of Indebtedness;
(g)in the event that the Depositor shall receive any of the monies hereby agreed to be charged and/or charged or any part thereof, the Depositor shall hold the same on trust for the Bank and forthwith pay the same to such account or accounts as the Bank may stipulate; and
(h)notwithstanding any other terms stipulated within this Agreement, it is explicitly established that the Bank shall be prohibited from seizing assets or collateral beyond the extent required for the collateralization of the YBS Loan. This provision ensures that the Bank's right to collateral remains limited solely to the specific amount essential for securing the aforementioned YBS loan, regardless of any conflicting terms outlined within this Agreement.

5.The security constituted by this Agreement is to be a continuing security and shall not be considered as satisfied by any conditional payment or satisfaction of the whole or any part or parts of the Indebtedness or by any payment held in suspense and notwithstanding that the Depositor and/or the Borrower may at any time and from time to time cease to be so indebted for any period or periods. The security is in addition to and without prejudice to or affect on any other right or remedy which the Bank may be entitled or any other security which the Bank may now or hereafter hold in respect of it.

6.The Depositor represents and warrants to the Bank that:-
(a)the Depositor is the beneficial owner of the Deposit, has the power and capacity to execute, deliver and perform the terms of this Agreement and has taken all necessary corporate (if applicable) and other action to authorise the execution, delivery and performance of this Agreement;
(b)the execution of this Agreement will not result in the creation or imposition of, or any obligation to create or impose any security interest (which expression shall herein and below include any mortgage, lien, pledge, right of set-off, assignment or charge or any other encumbrance, priority or security interest or arrangement whatsoever) on any of the Depositor's assets under this Agreement;
(c)no extraordinary circumstances or change of law or other governmental action has occurred which makes it improbable that the Depositor will be able to observe and perform the covenants and obligations on its part to be observed and performed under this Agreement;
(d)that there are no material adverse change in the financial condition, operating environment, management of the Depositor or other conditions which will materially affect the ability of the Depositor to perform its obligations under this Agreement; and
(e)the Depositor is not entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken under this Agreement; and

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

2

Exhibit 10.1
(f)the Deposit (including profits generated from the Deposit) and all monies now or hereafter paid to the Bank come from lawful sources and does not breach the Anti- Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 or similar legislation applying in the jurisdiction where the monies are derived or any tax laws which the Depositor is subject to.
The Depositor acknowledges that the Bank has accepted this Agreement on the basis of, and in full reliance upon the aforesaid representations and warranties which will be correct and complied with in all material respects so long as this Agreement shall remain in force and/or as long as there is any Indebtedness outstanding as if repeated by reference to the then existing circumstances.
7.The Bank is irrevocably authorised and entitled, without prior notice to or demand on the Depositor, at any time or times without restriction:-
(a)in the event that the Deposit or any part or parts thereof may have been deposited for a fixed period, to renew on behalf of the Depositor, the period for which it has been deposited for a further period upon each expiry of the preceding period;
(b)in the event the Deposit or any part thereof invested in structured deposits, to deposit proceeds from matured or early or prematurely terminated investments into fixed deposits or savings accounts or other types of account and whether in the same or any other currency;
(c)to apply or appropriate at any time by uplifting or withdrawing (including prior to the maturity date of the Deposit), the whole or any part or parts of the Deposit in or towards the payment or discharge or all or any of the Indebtedness and such monies may be applied or appropriated by the Bank in such manner and for such purpose as the Bank may at its sole and absolute discretion deem fit;
(d)in order to discharge the Indebtedness, the Bank may convert at the Depositor's expense, the whole or any part or parts of the Deposit into any currency at the Bank’s spot rate of exchange then prevailing and where no such rate is available, at the then prevailing spot rate of exchange quoted by a commercial bank selected and approved by the Bank;
(e)to enter into any settlement or arrangement or accept any compositions or grant any waiver or time in relation to the whole or any part or parts of the Deposit without any concurrence by the Depositor and such settlement or arrangement, composition or waiver or granting of time shall be binding on the Depositor;
(f)to place and keep any monies appropriated under this Agreement to the credit of a non-interest bearing suspense account to apply the same or any part thereof in or towards the payment or discharge of the Indebtedness or any part thereof. In the event of any bankruptcy, liquidation, composition or arrangement, the Bank may prove for and agree to accept any dividend or composition in respect of the whole or any part of the Indebtedness in the same manner as if this security had not been created.
8.The Bank’s right of set-off, combination of accounts, lien or other right (by operation of law, contract or otherwise) against the Depositor is not affected by this Agreement. In the event that this Agreement is invalid or ineffective as a charge on the Deposit, this instrument shall confer on the Bank a contractual right of set off the Indebtedness from the Deposit.
9.The Bank may at any time, at its discretion by notice to the Borrower, the Depositor or security party(ies), combine or consolidate all or any of the accounts of the Borrower for the Deposit and/or the Depositor’s Deposit’s Account(s) for the Deposit in relation to this Agreement and/or security party(ies)and set-off or transfer any sum or sums in whatever currency and standing to the credit of anyone or more of such accounts at any office or branch of the Bank in any country for the Deposit in or towards satisfaction of any of the liabilities of the Borrower and/or the Depositor and/or security party(ies) to the Bank. The Depositor agrees that such liabilities after consolidation shall form part of the Indebtedness secured by this Agreement. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The accounts for the Deposit which may be consolidated include current, deposit or loan accounts at any office or branch of the Bank in any country.
9.1Where the Depositor and the Borrower are different parties, the Depositor unconditionally and irrevocably jointly and severally guarantees payment to the Bank of the Borrower's liability to the Bank for the Indebtedness whether in Ringgit Malaysia or in any other

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

3

Exhibit 10.1
currency or currencies whether such liabilities are or may be joint or several or primary or collateral or contingent.
9.2If the Borrower does not pay the Indebtedness in time and in accordance with any agreement which imposes the obligation to pay it, the Depositor agrees to pay the Indebtedness to the
Bank on demand from the Bank (whether or not demand has been made by the Bank on the Borrower). A demand may be made at any time or from time to time.
9.3This guarantee is a continuing security for the payment of all moneys payable under this Agreement. The Depositor waives any right it has of first requiring the Bank to proceed against or enforce any other right, power, remedy or security or claim payment from the Borrower or any other person before claiming from the Depositor under this Agreement.

10. The Bank shall not be under any obligation to the Depositor or any other person or party to take or continue any action or steps to appropriate the Deposit or any part thereof. The Bank shall not be liable in any manner whatsoever (including, without limitation, for any loss of interest) to the Depositor in connection with the exercise of any of its powers, rights or remedies under this Agreement.
11.1The Depositor unconditionally and irrevocably indemnifies the Bank on a full indemnity basis against any loss the Bank suffers from Indebtedness because:-

[***]

This indemnity shall not be discharged or cancelled under any circumstances whatsoever and shall continue as an independent covenant without merger into any judgment that the Bank may obtain against the Borrower/Depositor. The certificate or confirmation issued by the Bank as to any sums payable to it pursuant to this Clause shall, save for any manifest error, be final and conclusive and binding upon the Borrower and Depositor.

11.2The Depositor as principal debtor agrees to pay to the Bank on demand a sum equal to the amount of any loss described in this Clause 11. The Depositor can prepay the Indebtedness at any time without any prepayment penalty.
12.1The liability of the Depositor under this Agreement and all rights herein of the Bank are not affected by anything done by the Bank and the Bank may at any time without affecting or releasing or discharging the Depositor, provided that Depositor shall have no liability in excess of Indebtedness and no limitations on removing cash in excess of Indebtedness:-
(a)determine, vary, increase, renew, amend or restructure any credit or other facility granted to the Borrower and may open and/or continue any account or accounts current or otherwise with the Borrower at any branch or branches of the Bank provided that Depositor shall have no liability in excess of Indebtedness and no restricted cash obligations in excess of Indebtedness;
(b)grant to the Borrower or to any other surety or guarantor any time or indulgence;
(c)renew any bills notes or other negotiable securities;
(d)deal with, exchange, release or modify or abstain from perfecting or enforcing any securities or other guarantees or rights the Bank may now or any time hereafter or from time to time have from or against the Borrower or any other person or compound with the Borrower or any other person or guarantor.
12.2The liability of the Depositor under this Agreement is not affected:-
(a)because any other person who was intended to become a co-surety or co-indemnifier for the payment of the Indebtedness or other money payable under this Agreement has not done so or has not done so effectively; or
(b)because a person who is co-surety or co-indemnifier under this Agreement is discharged under an agreement or under statute or a principle of law or equity.
13.The securities, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change whether by reason of amalgamation, bankruptcy, death, insanity, incorporation, liquidation, reconstruction, winding up or otherwise howsoever in the name, style, constitution or composition of the Borrower and/or the Depositor.

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

4

Exhibit 10.1
14.If the Borrower and/or the Depositor being a firm is dissolved by reason of the introduction of a further partner or partners into the firm or the death, bankruptcy, insanity or retirement of any existing partners from the firm or the amalgamation of the firm with another firm or in consequence of a corporation taking over all the assets of the firm, this Agreement shall continue in full force and effect and in addition to the debts and liabilities of the old firm shall apply to all money and liabilities due or incurred to the Bank from or by the new firm or corporation thereby constituted as though there had been no change in the firm as previously constituted.

15.The provisions of this Agreement shall remain binding on the Depositor notwithstanding any amalgamation that may be effected by the Bank with any other company or companies and notwithstanding any reconstruction by the Bank involving the formation of a new company and transfer of all or any of its assets to it and notwithstanding the sale of all or any part of its undertaking and assets to another company. All rights conferred by it upon the Bank may be assigned to and enforced by any such company or companies as if such company or companies had been named in this Agreement instead of the Bank.
16.Where this Agreement is signed by or on behalf of two (2) or more persons, (i), all agreements, covenants, obligations, undertakings and liabilities of such persons under it shall be deemed to be made by or binding on such persons jointly and severally and (ii) any notice given by the Bank to any one of such persons shall be sufficient notice to all the Depositors and any instructions or notices issued by any one of them to the Bank shall be deemed to have been issued on behalf of all the Depositors and the Bank shall be entitled to act upon and rely on such notices or instructions without any enquiry.
17.For all purposes, including any legal proceedings:-
(a)a certificate or confirmation issued by the Bank as to the Indebtedness for the time being due to the Bank by the Depositor or incurred by the Bank on behalf of the Depositor and/or the Borrower shall be conclusive evidence of it against the Depositor;
(b)any notification, certification or determination by the Bank under the terms of this Agreement shall be conclusive and binding for the purposes of this Agreement.
18.The Bank may enforce this security at any time notwithstanding that other means of payment have not been resorted to for Indebtedness. The Depositor hereby waives any rights which the Depositor may have to claim prior exhaustion of remedies by the Bank against any other party.
19.Insofar as the law shall permit, no provision of any law restricting the right of consolidation shall apply to this Agreement and the Depositor shall not be discharged from its obligations under this Agreement except on payment to the Bank of not only all the Indebtedness but also all other monies (whatsoever and howsoever) which may be due or owing by the Borrower and/or the Depositor and/or security party(ies) to the Bank (whether such other indebtedness be present, future, actual, contingent, primary, collateral, several or joint) whether or not secured by any other security documents.
20.The Depositor hereby agrees to pay all legal and other fees, costs and disbursements incurred in connection with the preparation, stamping (including penalties incurred for late stamping), perfection, continuance or enforcement of this Agreement on a full indemnity basis.
21.In the event that the Depositor shall fail to pay to the Bank any sums under this Agreement for Indebtedness when due, interest thereon (both before as well as after any demand or judgment) at such rate as the Bank may from time to time at the Bank's discretion determine from the due date of such sum shall be recoverable by the Bank from the Depositor and shall be repaid on demand, and until such sum and interest thereon shall have been paid in full the amount outstanding shall form part of the amount secured hereunder.
22.Any term, condition, stipulation, provision, covenant or undertaking of this Agreement which is illegal, void, prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof.
23.Any settlement or discharge between the Bank and the Depositor shall be conditional upon no security or payment to the Bank being invalidated for any reason whatsoever or being

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

5

Exhibit 10.1
avoided or set aside by virtue of any laws relating to bankruptcy, insolvency, liquidation, preference or priority. The Bank shall be entitled to recover the value or amount of any such security or payment from the Depositor subsequently as if such settlement or discharge had not occurred.
24.The Depositor represents and warrants to the Bank that in the execution and delivery of this Agreement, the Depositor has sought, obtained and relied upon its own independent legal advice and acknowledges that the Bank has accepted and entered into this Agreement on the basis of and in full reliance upon the aforesaid warranty. The Depositor hereby confirms having read and understood this Agreement.
25.Time shall be deemed to be and treated as of the essence of this Agreement but no failure to exercise and no delay in exercising on the part of the Bank of any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.
26.1Subject to the Depositor’s express instruction (if any) restricting disclosure, the Depositor irrevocably consents to and authorises the Bank and its officers to disclose the Depositor’s personal data, account details and relationship with the Bank, the terms of the advances, loans, banking or other facilities or accommodation or granting any time in such manner secured by this Agreement and this Agreement given to the Bank to the following classes of persons:-
(a)the Bank’s data processors or service providers, both within and outside Malaysia, engaged to carry out the Bank’s functions and activities;
(b)the Bank’s Related Corporations and associated companies, both in or outside Malaysia, their assignees and successors-in-title;
(c)regulatory bodies, tax authorities, government agencies, the police, law enforcement bodies and courts, both within and outside Malaysia;
(d)other banks or financial institutions including Cagamas Berhad and Credit Guarantee Corporation (Malaysia) Berhad, takaful/insurance brokers, takaful operators/insurers and any retakaful operators/reinsurer (in or outside Malaysia);
(e)credit bureaus, credit reporting agencies, Central Credit Reference Information System and corporations set up for the purposes of collecting and providing credit information;
(f)the security partiy(es) and third parties who intend to settle the Indebtedness or any third parties who utilise any of the banking or other facilities or accommodation secured by this Agreement;
(g)debt collection agents, lawyers, custodians and nominee companies;
(h)the Borrower’s and/or the Depositor’s authorised agents, executor, administrator or legal representative;
(i)the Bank’s assignees or acquirers, potential assignees or acquirers and successors- in-title; and
(j)such persons or bodies to whom the Bank is legally required to disclose.

26.2The Depositor irrevocably (i) consents and authorizes the Bank to conduct credit checks and verify information given by the Depositor to the Bank, with any party (including without limitation with any credit bureau, organization or corporation set up for the purposes of collecting and providing credit or other information); (ii) consents to the relevant credit reporting agencies (as defined under the Credit Reporting Agencies Act, 2010) (“CRAs”) with whom the Bank conducts credit checks to disclose the Depositor’s credit report/information to the Bank in connection with the the advances, loans, banking or other facilities or accommodation secured by this Agreement and for the Bank’s risk management and review. The Bank is hereby authorized but is under no obligation to convey the Depositor’s consent and the purpose of such disclosure to the relevant CRAs.

26.3The Depositor warrants and represents to the Bank that it has (i) obtained consent from the directors, partners, relevant officers, managers and shareholders of the Depositor (collectively together with the Depositor, “Consenting Parties”) to disclose their personal data to the Bank in connection with the advances, loans, banking or other facilities or accommodation secured by this Agreement; (ii) informed them that the Bank may collect or verify their personal data with third party sources such as CRAs, Companies Commission or

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

6

Exhibit 10.1
Insolvency Department and have obtained their consent for the relevant CRAs to disclose their credit report/information to the Bank and to convey their consent to the relevant CRAs for the purpose of the advances, loans, banking or other facilities or accommodation secured by this Agreement including its other products and services and for its risk management and review; (iii) informed them that the Bank may disclose their personal data to classes of third parties described in the Bank’s Privacy Policy and to read the Bank’s Privacy Policy posted at the Bank’s website.

26.4The Depositor irrevocably grant consent to and have obtained irrevocable consent from the Consenting Parties for Bank Negara Malaysia to disclose the credit information of the Consenting Parties in relation to the Facility(es) to other financial institutions, credit reporting agency(ies) and other persons as stipulated under Section 47(2) of the Central Bank of Malaysia Act 2009 (“CBA”) and for other financial institutions, credit reporting agency(ies) and such other persons as Bank Negara Malaysia thinks fit or deems necessary to access and use the credit information for purposes stipulated in Section 47(2) of CBA and for other purposes as Bank Negara Malaysia thinks fit, which may include but is not limited to, assessing the creditworthiness of existing and potential customers, providing credit reporting or credit assessment services, providing electronic Know-Your-Customer (e-KYC) solutions and providing financial advisory services.

26.5The Depositor, if an individual:-
(a)consents to the Bank’s disclosure of his personal data (limited to his name and contact details) to organizations (in and outside Malaysia) which are in an arrangement or alliance with the Bank, for the purpose of direct marketing of these organisations’ products and services. The Depositor may at any time withdraw his consent for direct marketing of such products or services by written request to the Bank; and
(b)acknowledges having read the Bank’s Privacy Policy posted at the Bank’s website which notified him that (i) the Bank may collect his personal data directly from him or from third party sources (ii) purpose for which his personal data is collected; (iii) his right to access his personal data and correct it; (iv) the class of third parties to whom the Bank may disclose his personal data; (v) the choices and means for limiting the processing of his personal data; (vi) whether the personal data requested is obligatory or voluntary, and if obligatory, the consequences for not providing such data; (vii) that he may update his personal data as soon as there are changes; and (viii) the Bank’s contact details if he wish to make inquiries or give feedback.
27.All sums payable by the Depositor under this Agreement shall be paid in full (without any deductions, set-off or withholdings) for Indebtedness to the extent owed or payable. All such sums are exclusive of any goods, sales and services tax or any other taxes which if payable shall be for the account of the Depositor. If any deduction or withholding is required by law, the Depositor shall forthwith pay to the Bank or authorize the Bank to deduct from his account, such additional amount so that the net amount received by the Bank will equal the full amount which would have been received by the Bank had no such deduction or withholding been made. Without prejudice to the survival of any other agreement of the Depositor hereunder, the agreements and obligations of the Depositor contained herein shall survive the payment in full of the principal and interest hereunder.
28.This Agreement shall be binding upon the personal representatives, successors-in-title, permitted assigns of the Depositor and the successors-in-title and assigns of the Bank.
29.1Any demand for payment of the monies due and payable under this Agreement may be made by a notice in writing requiring payment within seven (7) days from the date thereof and may be issued by the Bank or by any solicitor or firm of solicitors or agent purporting to act for the Bank and such notice shall be taken as sufficiently served on the Depositor if it is left at the usual or last known place of residence or at the address herein stated of the Depositor or at the usual or last known place of business of the Depositor or sent by registered letter or ordinary mail or by telex or facsimile to any of such addresses or telex/facsimile numbers of the Depositor. In the case of posting, the service shall be taken as made within three (3) Business Days after posting if posted within Malaysia and five (5) Business Days after posting if posted out of Malaysia, in the case of telex, the service shall be taken as made immediately upon transmission thereof and confirmed by answer back and in the case of

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

7

Exhibit 10.1
facsimile, on production of a transmission report by the machine from which the facsimile was sent.
“Business Day” means a day on which commercial banks and the Bank are open in the State where the place of business of the Bank is located for transaction of business of the nature required or contemplated by this Agreement.
29.2Any notice or communications from the Depositor to be given to the Bank may be sent by personal despatch, courier or by post to the Bank’s place of business as set out in Section 4 of the Schedule to this Agreement and such notices or communications shall only be received when acknowledged by the Bank.
30.1This instrument shall be governed by and construed in accordance with the laws of Malaysia and the Depositor irrevocably submits to the non-exclusive jurisdiction of the Courts of Malaysia, waives any objection on the ground of venue or forum non conveniens or any similar grounds and consents to service of process by mail or in any other manner permitted by the relevant law.
30.2Agent for Service of Process
In respect of any one of the Depositors who is outside the jurisdiction of the courts of Malaysia, he irrevocably authorises and appoints the person(s) specified in Section 5 of the Schedule hereto to accept service of all legal process arising out of or connected with this Agreement and if for any reason such agent no longer serves as his agent to receive service of process, another agent shall be promptly appointed and the acceptance by such agent of his appointment shall be delivered to the Bank. Until such substituted agent is appointed, the original agent will continue to be the agent for the Depositor. Service on such agent (or his substitute) shall be deemed service on the applicable Depositor.
30.3Effective Date
This Agreement shall be effective on the date written in Section 1 of the Schedule (“Effective Date”) irrespective of the diverse dates on which the parties may have executed the same.

30.4 Discharge and Release
The obligations and duties of the Depositor under this Agreement will be discharged and released upon full settlement of the Indebtedness and thereafter, this Agreement shall be terminated.
30.5Replacement of Agreement.
The Bank acknowledges and agrees that this Agreement replaces in full the Cash Deposit Agreement between the Bank and Enovix Corporation (“Old Agreement”), and the Old agreement has no further force or effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

8

Exhibit 10.1

SCHEDULE
(to be read and construed as an essential part of this Agreement)

Section	Item	Particulars
1.	Effective Date (clause 30.3)
2.	The Borrower(s) Name(s):	Orifast Solutions Sdn Bhd
	*Identity Card /Passport No. & Country of Issue:	N/A
	* Company No./ Business Registration No.:	201401029088 (1105174-D)
	**Address/Place of Business:	Plot 171, Mukim 13 Jalan Perindustrian Bukit Minyak, Kawansan Perindustrian Bukit Minyak, Bukit Mertajam, 14000, Pulau Pinang.
3.	Account Number(s) (if Account(s) already opened):	and shall include such other Account(s) to be opened or maintained with any branch(s) of the Bank from time to time which is charged to the Bank as security for the Indebtedness.
	If Account(s) not opened yet:	The account(s) to be opened or maintained with any branch(s) of the Bank from time to time which is charged to the Bank as security for the Indebtedness.
	#Structured Investment(s)	Principal Investment Amount	Investment Code	Contract No(s).
		N/A	N/A	N/A
4.	The Bank Place of Business:	No. 47, 49, 51 & 53, Jalan Perniagaan Gemilang 1, Pusat Perniagaan Gemilang, 14000 Bukit Mertajam, Penang, Malaysia
5.	## Agent for Service of Process Name:	N/A
*NRIC/Company No.:
**Address:

*    Delete whichever not applicable.
**    For individuals, insert residential address. For companies/businesses, insert business address.
#        If a structured investment is charged to the Bank, please state the investment amount, the investment code and contract number(s) of the investment in this column.
##    Applicable only if the Depositor resides outside Malaysia or is a foreign company

[***] Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

9